AMENDMENT TO

ADMINISTRATION AGREEMENT

THIS AMENDMENT is made as of August 10, 2023, by and between JPMorgan Investment Management, Inc. and the entities who are currently parties to the Administration Agreement, dated February 19, 2005, as previously amended, in place for the investment companies in the JPMorgan Fund complex (the “Agreement”).

WHEREAS, the parties hereto wish to amend the Agreement, to reflect the removal of JPMorgan Insurance Trust (formerly JPMorgan Fund Management, Inc.) as a party to the Agreement, effective retroactively as of May 31, 2023.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the same meaning as are set forth in the Agreement.

2.	As of the date of the Amendment, Schedules A and B are replaced with New Schedules A and B attached hereto.

3.	This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

4.	This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

JPMorgan Investment Management, Inc.

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	Managing Director

J.P. Morgan Fleming Mutual Fund Group, Inc.
J.P. Morgan Mutual Fund Investment Trust
JPMorgan Trust I
JPMorgan Trust II
JPMorgan Trust IV
Undiscovered Managers Funds
Each on behalf of itself and each of its Funds

By:	/s/ Timothy J. Clemens
Name:	Timothy J. Clemens
Title:	Treasurer

SCHEDULE A

TO THE ADMINISTRATION AGREEMENT

(Effective as of August 10, 2023)

Name of Trust

Name of Entity	State and Form of Organization
J.P. Morgan Fleming Mutual Fund Group, Inc.	Maryland corporation

J.P. Morgan Mutual Fund Investment Trust	Massachusetts business trust

JPMorgan Trust I	Delaware statutory trust

JPMorgan Trust II	Delaware statutory trust

JPMorgan Trust IV	Delaware statutory trust

Undiscovered Managers Funds	Massachusetts business trust

SCHEDULE B

TO THE ADMINISTRATION AGREEMENT

(Amended as of August 10, 2023)

Category 1

The Administrator receives a pro-rata portion of the following annual fee on behalf of each Fund in Category 1 for administrative services: 0.075% of the first $10 billion of average daily net assets for each Fund in Category 1 in the JPMorgan Funds Complex,1 plus 0.050% of average daily net assets for each Fund in Category 1 between $10 billion and $20 billion, plus 0.025% of average daily net assets for each Fund in Category 1 between $20 billion and $25 billion, plus 0.010% of the average daily net assets for each Fund in Category 1 in excess of $25 billion.

Current Name	Prior Name
JPMorgan Access Balanced Fund	N/A

JPMorgan Access Growth Fund	N/A

JPMorgan California Tax Free Bond Fund	JPMorgan California Bond Fund

JPMorgan Core Bond Fund	One Group Bond Fund

JPMorgan Core Plus Bond Fund	One Group Income Bond Fund

JPMorgan Corporate Bond Fund	N/A

JPMorgan Diversified Fund	JPMorgan Diversified Fund

JPMorgan Emerging Markets Debt Fund	JPMorgan Fleming Emerging Markets Debt Fund

JPMorgan Emerging Markets Equity Fund	JPMorgan Fleming Emerging Markets Equity Fund

JPMorgan Emerging Markets Research Enhanced Equity Fund	N/A

JPMorgan Equity Income Fund	One Group Equity Income Fund

JPMorgan Equity Index Fund	One Group Equity Index Fund

JPMorgan Equity Premium Income Fund	N/A

JPMorgan Europe Dynamic Fund	JPMorgan Intrepid European Fund, JPMorgan Fleming Intrepid European Fund

JPMorgan Floating Rate Income Fund	N/A

JPMorgan Global Allocation Fund	JPMorgan Global Flexible Fund (name effective until 2/17/11)

JPMorgan Global Bond Opportunities Fund	N/A

JPMorgan Government Bond Fund	One Group Government Bond Fund

JPMorgan Growth Advantage Fund	JPMorgan Mid Cap Growth Fund (change effective 8/17/05)

JPMorgan Hedged Equity Fund	N/A

JPMorgan Hedged Equity 2 Fund	N/A

JPMorgan Hedged Equity 3 Fund	N/A

JPMorgan High Yield Fund	One Group High Yield Bond Fund and JPMorgan High Yield Bond Fund (name effective until 9/14/09)

JPMorgan Income Builder Fund	JPMorgan World Income Builder Fund

JPMorgan Income Fund	N/A

JPMorgan International Equity Fund	JPMorgan Fleming International Equity Fund

JPMorgan International Hedged Equity Fund	N/A

JPMorgan International Focus Fund	JPMorgan International Unconstrained Equity Fund (name effective until 4/20/20)

JPMorgan International Value Fund[2]	JPMorgan Fleming International Value Fund

JPMorgan Large Cap Growth Fund	One Group Large Cap Growth Fund

JPMorgan Large Cap Value Fund	One Group Large Cap Value Fund

[1]	For purposes of this Agreement, the “JPMorgan Funds Complex” includes all of the Funds subject to this Agreement.
[2]	To be renamed JPMorgan Developed International Value Fund September 2023.

Current Name	Prior Name
JPMorgan Managed Income Fund	N/A

JPMorgan Mid Cap Equity Fund	JPMorgan Mid Cap Equity Fund

JPMorgan Mid Cap Growth Fund	One Group Mid Cap Growth Fund and JPMorgan Diversified Mid Cap Growth Fund (name effective until 6/27/09)

JPMorgan Mid Cap Value Fund	JPMorgan Mid Cap Value Fund

JPMorgan Mortgage-Backed Securities Fund	One Group Mortgage-Backed Securities Fund

JPMorgan Municipal SMA Fund	N/A

JPMorgan National Municipal Income Fund	JPMorgan Intermediate Tax Free Income Fund , JPMorgan Intermediate Tax Free Bond Fund (name effective until 8/15/22)

JPMorgan New York Tax Free Bond Fund	JPMorgan New York Intermediate Tax Free Income Fund

JPMorgan Opportunistic Equity Long/Short Fund[3]	N/A

JPMorgan Preferred and Income Securities Fund	N/A

JPMorgan Research Market Neutral Fund	JPMorgan Market Neutral Fund (name effective until 2/28/10)

JPMorgan Short Duration Bond Fund	One Group Short-Term Bond Fund

JPMorgan Short Duration Core Plus Fund	JPMorgan Short Duration High Yield Fund (name effective until 9/29/17)

JPMorgan Short-Intermediate Municipal Bond Fund	One Group Short-Term Municipal Bond Fund and JPMorgan Short Term Municipal Bond Fund (name effective until 4/30/09)

JPMorgan Small Cap Blend Fund	JPMorgan Dynamic Small Cap Growth Fund and JPMorgan Dynamic Small Cap Fund (name effective until 6/29/07)

JPMorgan Small Cap Equity Fund	JPMorgan Small Cap Equity Fund

JPMorgan Small Cap Growth Fund	One Group Small Cap Growth Fund

JPMorgan Small Cap Sustainable Leaders Fund	JPMorgan Trust Small Cap Equity Fund and JPMorgan Small Cap Core Fund (name effective until 7/1/21)

JPMorgan Small Cap Value Fund	One Group Small Cap Value Fund

JPMorgan SmartRetirement Blend Income Fund	N/A

JPMorgan SmartRetirement Blend 2015 Fund[4]	JPMorgan SmartSpending 2015 Fund (name effective until 3/18/22), JPMorgan SmartSpending 2050 Fund (name effective until 5/1/20)

JPMorgan SmartRetirement Blend 2020 Fund	N/A

JPMorgan SmartRetirement Blend 2025 Fund	N/A

JPMorgan SmartRetirement Blend 2030 Fund	N/A

JPMorgan SmartRetirement Blend 2035 Fund	N/A

JPMorgan SmartRetirement Blend 2040 Fund	N/A

JPMorgan SmartRetirement Blend 2045 Fund	N/A

JPMorgan SmartRetirement Blend 2050 Fund	N/A

JPMorgan SmartRetirement Blend 2055 Fund	N/A

JPMorgan SmartRetirement Blend 2060 Fund	N/A

JPMorgan SmartRetirement Blend 2065 Fund	N/A

JPMorgan SMID Cap Equity Fund	One Group Diversified Mid Cap Fund and JPMorgan Diversified Mid Cap Fund

JPMorgan Strategic Income Opportunities Fund	N/A

JPMorgan Tax Aware Equity Fund	JPMorgan Tax Aware Disciplined Equity Fund (name effective until 12/10/10)

JPMorgan Tax Aware Real Return Fund	N/A

JPMorgan Tax Free Bond Fund	One Group Tax-Free Bond Fund

JPMorgan Total Return Fund	N/A

JPMorgan Ultra-Short Municipal Fund	N/A

JPMorgan U.S. Applied Data Science Value Fund	JPMorgan Intrepid Value Fund (name effective until 7/1/21)

JPMorgan U.S. Equity Fund	JPMorgan U.S. Equity Fund

JPMorgan U.S. GARP Equity Fund	JPMorgan Intrepid Growth Fund

JPMorgan U.S. Large Cap Core Plus Fund	N/A

[3]	To liquidate on or about October 31, 2023
[4]	To liquidate on or about October 26, 2023.

Current Name	Prior Name

JPMorgan U.S. Research Enhanced Equity Fund	JPMorgan Disciplined Equity Fund (name effective until 11/1/17)

JPMorgan U.S. Small Company Fund	JPMorgan U.S. Small Company Fund

JPMorgan U.S. Sustainable Leaders Fund	JPMorgan Intrepid Advantage Fund, JPMorgan Intrepid Investor Fund, JPMorgan Intrepid Contrarian Fund (name effective until 4/10/06) and JPMorgan Intrepid Multi Cap Fund (name effective until 2/28/13)

JPMorgan U.S. Value Fund	JPMorgan Growth & Income Fund

JPMorgan Unconstrained Debt Fund	JPMorgan Multi-Sector Income Fund (name effective until 10/22/15)

JPMorgan Value Advantage Fund	N/A

Undiscovered Managers Behavioral Value Fund	Undiscovered Managers Behavioral Value Fund

Category 2

The Administrator receives a pro-rata portion of the following annual fee on behalf of each Fund in Category 2 for administrative services: 0.10% of the Fund’s average daily net assets on the first $500,000,000 in Fund assets; 0.075% of the Fund’s average daily net assets between $500,000,000 and $1,000,000,000 and 0.05% of the Fund’s average daily net assets in excess of $1,000,000,000.

N/A

Category 3

The Administrator receives a pro-rata portion of the following annual fee on behalf of each Fund in Category 3 for administrative services: 0.070 of the first $150 billion of average daily net assets of all Category 3 funds in the JPMorgan Funds Complex, plus 0.050% of average daily net assets of all Category 3 funds between $150 billion and $300 billion, plus 0.030% of average daily net assets of all Category 3 funds between $300 billion and $400 billion, plus 0.010% of the average daily net assets of all Category 3 funds in excess of $400 billion.

Current Name	Prior Name
JPMorgan 100% U.S. Treasury Securities Money Market Fund	JPMorgan 100% U.S. Treasury Securities Money Market Fund

JPMorgan California Municipal Money Market Fund	JPMorgan California Tax Free Money Market Fund

JPMorgan Federal Money Market Fund	JPMorgan Federal Money Market Fund

JPMorgan Institutional Tax Free Money Market Fund	N/A

JPMorgan Liquid Assets Money Market Fund	One Group Prime Money Market Fund

JPMorgan Municipal Money Market Fund	One Group Municipal Money Market Fund

JPMorgan New York Municipal Market Fund	JPMorgan New York Tax Free Money Market Fund

JPMorgan Prime Money Market Fund	JPMorgan Prime Money Market Fund

JPMorgan Securities Lending Money Market Fund	N/A

JPMorgan Tax Free Money Market Fund	JPMorgan Tax Free Money Market Fund

JPMorgan U.S. Government Money Market Fund	One Group Government Money Market Fund

JPMorgan U.S. Treasury Plus Money Market Fund	One Group U.S. Treasury Securities Money Market Fund

Category 4

The Administrator receives a pro-rata portion of the following annual fee on behalf of each Fund for administrative services: 0.10% of the first $25 billion of average daily net assets of all Category 1 and Category 4 funds in the JPMorgan Funds Complex plus 0.025% of average daily net assets of all Category 1 and Category 4 funds over $25 billion. These Funds are feeders into the Growth and Income Portfolio that has an additional 0.05% administration fee.

N/A

Category 5

The Administrator receives a fee of 0.00% of the average daily net assets of all Category 5 Funds.

Current Name	Prior Name
JPMorgan Investor Balanced Fund	One Group Investor Balanced Fund

JPMorgan Investor Conservative Growth Fund	One Group Investor Conservative Growth Fund

JPMorgan Investor Growth & Income Fund	One Group Investor Growth & Income Fund

JPMorgan Investor Growth Fund	One Group Investor Growth Fund

JPMorgan SmartRetirement Income Fund	N/A

JPMorgan SmartRetirement 2020 Fund	N/A

JPMorgan SmartRetirement 2025 Fund	N/A

JPMorgan SmartRetirement 2030 Fund	N/A

JPMorgan SmartRetirement 2035 Fund	N/A

JPMorgan SmartRetirement 2040 Fund	N/A

JPMorgan SmartRetirement 2045 Fund	N/A

JPMorgan SmartRetirement 2050 Fund	N/A

JPMorgan SmartRetirement 2055 Fund	N/A

JPMorgan SmartRetirement 2060 Fund	N/A

JPMorgan SmartRetirement 2065 Fund	N/A

Category 6

The Administrator receives a fee of 0.365% of the average daily net assets of all Category 6 Funds.

N/A